Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Discovery Laboratories, Inc. Amended and Restated 1998 Stock Incentive Plan of our report dated February 25, 2000, on our audit of the consolidated financial statements for the year ended December 31, 1999 which report is included in the annual report on Form 10-KSB for the year ended December 31, 2000.


/s/ Richard A. Eisner & Company, LLP

New York, New York
March 29, 2001